UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2025

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Liberty Formula One Common Stock	FWONA	The Nasdaq Stock Market LLC
Series C Liberty Formula One Common Stock	FWONK	The Nasdaq Stock Market LLC
Series A Liberty Live Common Stock	LLYVA	The Nasdaq Stock Market LLC
Series C Liberty Live Common Stock	LLYVK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

December 2025 Equity Awards

On December 3, 2025, Liberty Media Corporation (the “Company”) granted Robert R. Bennett, the Vice Chairman of the Board of Directors (the “Board”) and an employee of the Company, 400,000 options with respect to the Company’s Series B Liberty Formula One common stock (“FWONB”) and 100,000 options with respect to the Company’s Series A Liberty Live common stock (“LLYVA”) (collectively, the “Chairman Options”). The FWONB awards were made in connection with Mr. Bennett’s previously announced appointment to Executive Chairman of the Board of the Company, effective January 1, 2026, and such awards are subject to forfeiture if he does not assume such role. The LLYVA awards were made in connection with Mr. Bennett’s anticipated service as Chairman of the Board of Liberty Live Holdings, Inc. (“Liberty Live”), beginning December 15, 2025, which is the expected date of the split-off transaction pursuant to which Liberty Live will become a separate public company, and such awards are subject to forfeiture if he does not assume such role. The Chairman Options vest equally in five annual installments beginning on December 3, 2026, subject to Mr. Bennett’s continued service, and expire on the seventh anniversary of grant. In the event Mr. Bennett’s employment is terminated by the applicable company other than for “cause” (as defined in the applicable award agreement), Mr. Bennett will be entitled to full vesting of the Chairman Options.

As previously disclosed, Derek Chang, President and Chief Executive Officer of the Company, entered into a letter agreement on January 7, 2025 (the “Offer of Employment”), setting forth the terms of Mr. Chang’s employment, including his compensation, which is described in, and filed with, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 8, 2025. As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 12, 2025, the Compensation Committee (the “Compensation Committee”) of the Board of the Company, in consultation and agreement with Mr. Chang, determined to modify the equity award components of Mr. Chang’s compensation to allocate all of his 2025 equity grants between the Company’s tracking stocks in the same manner as equity awards are made to the rest of the management team, to modify certain vesting dates and to consider whether to allocate a portion of Mr. Chang’s annual options to be granted in 2026 through 2029 to LLYVK at the time such options were granted.

The Compensation Committee, in consultation with Mr. Chang, agreed to move forward into 2025 the granting of Mr. Chang’s annual options that were to be granted in 2026 through 2029 and determined to allocate a portion of such options to the Company’s Series C Liberty Live common stock (“LLYVK”). On December 3, 2025, the Company granted Mr. Chang 287,504 options with respect to the Company’s Series C Liberty Formula One common stock (“FWONK”) and 88,584 options with respect to LLYVK (collectively, the “CEO Annual Options”) in satisfaction of the annual options to be granted to him in 2026 through 2029. The CEO Annual Options are comprised of four tranches, with (1) the first tranche vesting equally in four annual installments beginning on December 3, 2026, (2) the second tranche vesting equally in three annual installments beginning on December 3, 2027, (3) the third tranche vesting equally in two annual installments beginning on December 3, 2028 and (4) the fourth tranche vesting in full on December 3, 2029, in each case, subject to Mr. Chang’s continued employment and, in each case, expiring on the seventh anniversary of grant. In the event Mr. Chang’s employment is terminated by the Company other than for “cause” (as defined in the applicable award agreement), Mr. Chang will be entitled to full vesting of the CEO Annual Options.

The award agreements governing the terms of the CEO Annual Options, the Chairman Options and annual restricted stock units with respect to FWONK and LLYVK granted to other Company employees, including our other named executive officers, on December 3, 2025, provide, in the case of a change in control, for automatic single-trigger vesting of any outstanding equity-based awards. For purposes of these awards, a change in control is generally defined as:

•	The acquisition by a non-exempt person (as defined in the incentive plans) of beneficial ownership of 20% or more of the combined voting power of the then outstanding shares of the Company ordinarily having the right to vote in the election of directors, other than pursuant to a transaction approved by the Board.

•	During any two consecutive years, the individuals who constituted the Board at the beginning of such period ceasing to constitute at least a majority of the Board unless the election or nomination for election of each new director was approved by at least two-thirds of the directors then in office who were directors at the beginning of the period.

•	Any merger, consolidation or binding share exchange pursuant to which shares of Company common stock are changed or converted unless the persons who were common stockholders of the Company immediately prior thereto have the same proportionate interest in the common stock or voting power of the successor immediately following.

•	Any merger, consolidation or binding share exchange involving the Company that results in (a) the persons who were common stockholders prior thereto having less than a majority of the combined voting power of the then outstanding shares ordinarily having the right to vote in the election of directors immediately following, or (b) the individuals constituting the members of the Board immediately prior thereto constituting less than a majority of the members of the Board immediately following.

•	The sale of substantially all of the assets of the Company or approval of the adoption of any plan or proposal for the liquidation or the dissolution of the Company.

The Compensation Committee also approved an amendment to the stock options and restricted stock units that were granted to Mr. Chang on May 12, 2025 to align the applicable definition of a change in control and the treatment of such equity awards (i.e., to provide for single-trigger vesting) with the terms described above.

John C. Malone Employment Agreement Amendment

On December 3, 2025, the employment agreement of John C. Malone, our current Chairman of the Board, was amended to provide that, effective January 1, 2026, Mr. Malone will become our Company’s Chairman Emeritus and the terms of his employment agreement will apply to his role as our Chairman Emeritus.

The description of the amendment to Mr. Malone’s employment agreement set forth above is qualified in its entirety by reference to the amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2025

LIBERTY MEDIA CORPORATION

By:	/s/ Brittany A. Uthoff
Name: Brittany A. Uthoff
Title: Vice President and Assistant Secretary